UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 28, 2004

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433

(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5 – Other Events

Hornbeck Offshore Services, Inc. (NYSE:HOS) announced today that it has exercised its option to purchase the HOS Hotshot, a newly constructed 165 foot fast supply boat that it has been operating under a bareboat charter since it was delivered in April 2003. In addition, the Company announced that it has entered into a definitive agreement to purchase two 6,000 horsepower ocean-going tugs that were built in 1983. Hornbeck expects to close the tug acquisitions by the end of June 2004, at which time the vessels will be converted for service in the Company’s U.S. transportation fleet. The aggregate purchase price and conversion cost of the three vessels is expected to be $12.6 million.

Additional information is included in the Company’s press release dated May 28, 2004, which is attached hereto as Exhibit 99.1.

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.
	99.1	Press Release, dated May 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: May 28, 2004	By:	/s/ James O. Harp, Jr.

James O. Harp, Jr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 28, 2004

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